Exhibit No. 23.1

May 24, 2005

Consumer Direct of America
6330 S. Sandhill Rd., Suite 8
Las Vegas, Nevada 89120

          Re: Registration Statement on Form S-8

Gentlemen:

          We have acted as counsel to Consumer Direct of America, a Nevada corporation (the “Company”), and in such capacity have examined the form of Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about May 24, 2005, in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 5,000,000 shares of common stock, $.01 par value, of the Company (the “Shares”) issuable under the Company’s 2005 Stock Compensation Plan (the “Plan”).

          As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable, and have examined the originals, or copies certified to our satisfaction as being true copies of the originals, of those corporate records, certificates, documents and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have relied, without independent investigation, upon certificates provided by public officials and by officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

          Based on and subject to the foregoing, it is our opinion that the Shares are duly authorized and, when paid for, issued and delivered pursuant to the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

          No opinion is expressed herein as to the application of state securities or Blue Sky laws.

          We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission there under.

Very truly yours,

/s/ Mortenson & Rafi, LLP

Mortenson & Rafi, LLP